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                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 5, 1999, relating to the financial statement and financial highlights of Active Assets Government Securities Trust referred to in such report, which appear in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
August 25, 2000